                 AGREEMENT FOR CANCELLATION OF LOAN DOCUMENTS,

                  GUARANTEES AND SECURITIES PURCHASE DOCUMENTS



     THIS AGREEMENT FOR CANCELLATION OF LOAN DOCUMENTS, GUARANTEES AND SECURITIES PURCHASE DOCUMENTS ("Agreement") is entered into as of this 19th day of November, 1993 by and between WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation ("Westinghouse"), WESTWOOD ONE STATIONS GROUP, INC., a Delaware corporation ("WOSGI"), WESTWOOD ONE, INC., a Delaware corporation ("Westwood One"), WESTWOOD ONE STATIONS-LA, INC., a Delaware corporation ("Westwood One-LA") and RADIO & RECORDS, INC., a California corporation ("R & R").

                                    Recitals

         A. On March 15, 1989 Westinghouse Credit Corporation ("WCC"), as lender, WOSGI, as borrower, and WYNY-FM, INC. ("WYNY"), Westwood One-LA and R & R, jointly and severally, as guarantors, entered into (a) a Credit Agreement dated March 15, 1989 (the "Credit Agreement") and (b) a Securities Purchase Agreement dated March 15, 1989 (the "Securities Purchase Agreement") pursuant to which WCC (i) lent to WOSGI $65,000,000 (the "Loan") evidenced by a $65,000,000 Revolving Loan Note dated March 16, 1989 (the "Note") and (ii) purchased a $30,000,000 Senior Subordinated Debenture (the "Debenture") issued by WOSGI.

         B. Pursuant to the Securities Purchase Agreement, as additional consideration for WCC's purchase of the Debenture, WOSGI issued to WCC a Contingent Payment Obligation dated March 16, 1989 (the "CPO") entitling WCC to seven percent (7%) of WOSGI under specified circumstances.

         C. As security for the obligations (as defined in the Credit Agreement), Westwood One, WOSGI, WYNY, Westwood One-LA and R & R, as debtors, executed and delivered to WCC, as secured party, certain Security Documents (as defined in the Credit Agreement).

         D. WCC, WOSGI, WYNY, Westwood One-LA and R & R entered into an Agreement dated as of April 12, 1991 amending certain terms and conditions of the Credit Agreement and Securities Purchase Agreement.

         E. WCC, WOSGI, WYNY, Westwood One-LA and R & R entered into a Second Amendment to Credit Agreement and Securities Purchase Agreement dated as of October, 1991 which also amended certain terms and conditions of the Credit Agreement and the Securities Purchase Agreement.



                                EXHIBIT 10.14

         F. On May 3, 1993 WCC merged into Westinghouse, whereupon Westinghouse succeeded by operation of law to all rights, titles and interest of WCC in and with respect to the Credit Agreement, the Securities Purchase Agreement, the Note, the Debenture, the CPO, the Security Documents and all related agreements.

         G. On or about June 25, 1993 WOSGI, with the consent of Westinghouse, sold all of the stock of WYNY.

         H. On or about June 25, 1993 WOSGI paid in full all amounts due Westinghouse under the Debenture.

         I. On October 17, 1993, Westinghouse, WOSGI, Westwood One-LA and R & R executed an Amended and Restated Credit Agreement, an Amended and Restated Revolving Loan Note and an Amended and Restated Securities Purchase Agreement.

         J. Also on October 17, 1993, in consideration of the modifications made to the Credit Agreement, WOSGI granted to Westinghouse a 30-day option (the "Option") to acquire all or part of certain assets of WOSGI.

         K. On November 1, 1993 (the "Option Exercise Date") Westinghouse exercised the option to acquire the WOSGI Personal Property, the WOSGI Net Cash and the R & R Stock, each as defined and more fully described in Exhibit A attached hereto (collectively, the "Property") , in consideration of Westinghouse's cancellation, as payment in full, of the Loan and all of the loan documents more fully described in Exhibit B (collectively, the "Loan Documents").

         L. By this Agreement, the parties hereto set forth the terms and conditions under which the Property is being transferred to Westinghouse and the Loan and Loan Documents are being cancelled and terminated as payment in full.

                                   Agreement

         NOW, THEREFORE, in consideration for the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Westwood One, WOSGI, Westwood One-LA, R & R and Westinghouse agree as follows:

         1. Cancellation of Indebtedness. Conditioned upon and effective as of the Closing (as defined in Section 16 hereof), Westinghouse hereby cancels, as paid in full, (a) the Amended and Restated Revolving Loan Note dated October 17, 1993 made by WOSGI in the principal sum of $19,723,980, (b) any obligation of WOSGI under and with respect to the Contingent Payment Obligation dated as of March 16, 1989 to Westinghouse by WOSGI and (c) any and all monetary obligations of WOSGI, Westwood One, Westwood One-LA or

R & R to Westinghouse under or with respect to any of the Loan Documents.

         2. Cancellation of Guarantees. Conditioned upon and effective as of the Closing, Westinghouse hereby cancels and terminates the guarantees of Westwood One-LA and R & R contained in the Restated Credit Agreement and in the Restated Securities Purchase Agreement, both as defined in Exhibit B attached hereto.

         3. Termination of Security Interests. Conditioned upon and effective as of the Closing, Westinghouse hereby terminates and cancels each of the Security Documents (as defined in the Restated Credit Agreement) , and terminates all of the security interests granted thereby.

         4. Cancellation of Loan Documents. Conditioned upon and effective as of the Closing, Westinghouse hereby terminates and cancels, as paid in full, all of the Loan Documents.

         5. Delivery of Documents. Conditioned upon and effective as of the Closing, Westinghouse shall deliver to WOSGI the Loan Release Documents defined and described in section 12 of this Agreement.

         6.      Release of Westinghouse.

                 a. Effective upon the Closing, WOSGI, Westwood One, Westwood One-LA and R & R, for themselves and their respective officers, directors, shareholders, agents and employees, and each of their successors, heirs and assigns, and each of them, (collectively "Paragraph 6 Releasors"), hereby forever release, discharge and Westinghouse, its subsidiary and affiliate corporations, and their officers, directors, shareholders, agents and employees, and their successors, heirs and assigns, and each of them (collectively, "Paragraph 6 Released Parties"), of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of action, debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore, now existing or hereafter arising, or which could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length ("Claims") , which in any way arise out of, are connected with or related to (i) the Loan, (ii) any of the Loan Documents or (iii) any and all guarantees of all or any part of the Loan or any of the Loan Documents (collectively, the "Paragraph 6 Released Matters") , provided, however, the Paragraph 6 Released Matters do not include, and the Paragraph 6 Releasors expressly retain all rights with respect to, any Claims arising out of, related to or in connection with (A) this Agreement or any document or instrument executed in connection herewith,
(B) the fraud, intentional misrepresentation of or failure to disclose material facts or any other intentional tortious acts of any of the Paragraph 6 Released Parties or (C) hazardous waste or materials in, on, under or about, or transported or released from, any premises of the WOSGI or any of its subsidiaries.

                 b. Paragraph 6 Releasors hereby agree, represent and warrant that the Paragraph 6 Released Matters are not limited to matters which are known or disclosed, and, with respect to the Paragraph 6 Released Matters, Paragraph 6 Releasors hereby waive any and all rights and benefits which they now have, or in the future may have, conferred upon them by virtue of the provisions of Section 1542 of the Civil Code of the State of California which provides as follows:

                          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH
                 THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                 c. In this connection, the Paragraph 6 Releasors hereby agree, represent and warrant that Paragraph 6 Releasors realize and acknowledge that, with respect to the Paragraph 6 Released Matters, factual matters now unknown to them may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and further agree, represent and warrant that the foregoing release has been negotiated and agreed upon in light of that realization and that the Paragraph 6 Releasors nevertheless hereby intend to release, discharge and acquit the Paragraph 6 Released Parties from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any way related to the Paragraph 6 Released Matters.

                 d. The acceptance of delivery of this Agreement by the Paragraph 6 Released Parties shall not be deemed or construed as an admission of liability by any of the Paragraph 6 Released Parties by the terms hereof, and each such party hereby expressly denies liability of any nature whatsoever arising from or related to the subject of the foregoing release.

         7.      Release of WOSGI, Westwood One, Westwood One-LA and R & R.

                 a. Westinghouse, for itself and its affiliate corporations, and their officers, directors, shareholders, agents and employees, and each of their successors, heirs and assigns, and each of them, (collectively "Paragraph 7 Releasors") , hereby forever release, discharge and acquit the WOSGI, Westwood One, Westwood One-LA and R & R, and their respective affiliate corporations, and their officers, directors, shareholders, agents and employees, and their successors, heirs and assigns, and each of them (collectively, "Paragraph 7 Released Parties") , of and from any and all Claims which in any way arise out of, are connected with or related to (i) the Loan, (ii) any of the Loan Documents or (iii) any and all guarantees of all or any part of the Loan or any of the Loan Documents (collectively, the "Paragraph 7 Released Matters"), provided, however, the Paragraph 7 Released Matters do not include, and the Paragraph 7 Releasors expressly retain all rights with respect to, any Claims arising out of, related to or in connection with (A) this Agreement or any document or instrument executed in connection herewith, (B) the fraud, intentional misrepresentation of or failure to disclose materials facts or any other intentional tortious acts of any of the Paragraph 7 Released Parties or (C) hazardous waste or materials in, on, under or about, or transported or released from, any premises of the WOSGI or any of its subsidiaries.

                 b. Paragraph 7 Releasors hereby agree, represent and warrant that the Paragraph 7 Released Matters are not limited to matters which are known or disclosed, and, with respect to the Paragraph 7 Released Matters, Paragraph 7 Releasors hereby waive any and all rights and benefits which they now have, or in the future may have, conferred upon them by virtue of the provisions of Section 1542 of the Civil Code of the State of California which provides as follows:

                          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH
                 THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                 c. In this connection, the Paragraph 7 Releasors hereby agree, represent and warrant that Paragraph 7 Releasors realize and acknowledge that, with respect to the Paragraph 7 Released Matters, factual matters now unknown to them may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and further agree, represent and warrant that the foregoing release has been negotiated and agreed upon in light of that realization and that the Paragraph 7 Releasors nevertheless hereby intend to release, discharge and acquit the Paragraph 7 Released Parties from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any way related to the Paragraph 7 Released Matters.

                 d. The acceptance of delivery of this Agreement by the Paragraph 7 Released Parties shall not be deemed or construed as an admission of liability by any of the Paragraph 7 Released Parties by the terms hereof, and each such party hereby expressly denies liability of any nature whatsoever arising from or related to the subject of the foregoing release.

         8.      Release of R & R.

                 a. WOSGI, Westwood One and Westwood One-LA, for themselves and their respective affiliate corporations, and their officers, directors, shareholders, agents and employees, and each of their successors, heirs and assigns, and each of them, (collectively "Paragraph 8 Releasors") , hereby forever release, discharge and acquit R & R, and its officers, directors, shareholders, agents and employees, and their successors, heirs and assigns, and each of them (collectively, "Paragraph 8 Released Parties"), of and from any and all Claims which in any way arise out of, are connected with or related to any contractual, legal or equitable obligation of any of the Paragraph 8 Released Parties to any of the Paragraph 8 Releasors existing as of the date of this Agreement (collectively, the "Paragraph 8 Released Matters"), provided, however, the Paragraph 8 Released Matters do not include, and the Paragraph 8 Releasors expressly retain all rights with respect to, any Claims arising out of, related to or in connection with this Agreement or any document or instrument executed in connection herewith.

                 b. Paragraph 8 Releasors hereby agree, represent and warrant that the Paragraph 8 Released Matters are not limited to matters which are known or disclosed, and, with respect to the Paragraph 8 Released Matters, Paragraph 8 Releasors hereby waive any and all rights and benefits which they now have, or in the future may have, conferred upon them by virtue of the provisions of Section 1542 of the Civil Code of the State of California which provides as follows:

                          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH
                 THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                 c. In this connection, the Paragraph 8 Releasors hereby agree, represent and warrant that Paragraph 8 Releasors realize and acknowledge that, with respect to the Paragraph 8 Released Matters, factual matters now unknown to them may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and further agree, represent and warrant that the foregoing release has been negotiated and agreed upon in light of that realization and that the Paragraph 8 Releasors nevertheless hereby intend to release, discharge and acquit the Paragraph 8 Released Parties from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any way related to the Paragraph 8 Released Matters.

         9. Representations by WOSGI. As of the date hereof, WOSGI hereby represents and warrants as follows:

                 a. Westwood One, Westwood One-LA and WOSGI are each Delaware corporations duly organized, existing and in good standing under the laws of the State of Delaware and duly qualified to carry on their respective businesses as now being conducted by each in the States of Delaware and California. R & R, a wholly-owned subsidiary of WOSGI, is a corporation duly organized, existing and in good standing under the laws of the State of California and is duly qualified to carry on its business as now being conducted in the State of California.

                 b. WOSGI has not sold, assigned, conveyed or encumbered all or any part of the Property.

                 c. WOSGI has the full right, power, capacity and authority validly to execute, deliver and perform, and to sell, assign and transfer the Property to Westinghouse pursuant to the terms of this Agreement, and this Agreement constitutes a legal, valid and binding obligation of WOSGI enforceable against WOSGI in accordance with the terms of this Agreement.

                 d. The individual executing this Agreement on behalf of WOSGI is duly authorized to execute this Agreement and to bind WOSGI to consummate the transaction contemplated hereby. The execution and delivery of this Agreement do not require the consent of any person, agency or entity not a party to this Agreement.

                 e. This Agreement does not violate the terms of any other contract or instrument to which WOSGI is a party or by which WOSGI is bound.

                 f. There are no actions or proceedings pending or threatened to liquidate, arrange, place in bankruptcy or appoint a receiver for or dissolve WOSGI.

                 g. The August 31, 1993 financial statements of WOSGI and its subsidiary corporations attached hereto as Exhibit C were prepared in accordance with generally accepted accounting principles and fully and accurately set forth the assets and liabilities, including inter-company receivables and payables, of WOSGI and its present subsidiary corporations, with the understanding that WOSGI has historically made, and anticipates again making, year end adjustments in accordance with generally accepted accounting principles.

                 h. Since August 31, 1993 there have been no material transactions, including, but not limited to the transfer of assets or the incurrence of liabilities, by WOSGI or any of its subsidiary corporations other than (i) in the ordinary course of WOSGI's or its subsidiary corporation's business as conducted on August 31, 1993, and all such transactions in the ordinary course of WOSGI's or its subsidiaries business have been recognized in accordance with generally accepted accounting principles, or (ii) those specific transactions reported in Exhibit D attached hereto.

                 i. WOSGI Net Cash, estimated at $400,000, was calculated in accordance with generally accepted accounting principles; Exhibit D sets forth the cash transfered out of WOSGI for the estimated liabilities of WOSGI owed to or to be paid by Westwood One.

                 j. WOSGI is the sole legal owner and holder of both the WOSGI Personal Property and the WOSGI Net Cash.

                 k. The authorized capital stock of R & R consists of 75,000 shares of common stock, of which 1,000 shares (the R & R Stock) are issued and outstanding. The R & R Stock is validly issued, fully paid and non-assessable, and the R & R Stock has been so issued in full compliance with all federal and state securities laws. Other than the option, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating R & R to issue or transfer from treasury any additional shares of its capital stock of any class.

                 l. WOSGI is the owner, beneficially and of record, of all of the R & R Stock free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions, other than the legend restrictions set forth required by California Corporations Code Section 25102 (h) . WOSGI has full power to transfer the R & R Stock to Westinghouse without obtaining the consent or approval of any other person or governmental authority, other than the consent to transfer of the California Commissioner of Corporations required by California Corporations Code Section 25133.

                 m. Exhibit E attached hereto has been prepared in accordance with generally accepted accounting principles and fully and accurately sets forth the assets and liabilities of R & R as of September 30, 1993, with the understanding that R & R has historically made, and would likely again make, year end adjustments in accordance with generally accepted accounting principles.

                 n. R & R has no debt, liability or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, which is not reflected or reserved against in R & R's schedule of assets and liabilities attached hereto as Exhibit E, except those which are not required by general accepted accounting principles to be included in such a schedule.

                 o. Within the time and in the manner prescribed by law, R & R has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

                 p. Exhibit F attached hereto fully and accurately lists all employment contracts and collective bargaining agreements, and all pension, bonus, profit-sharing, stock option, or other agreements or arrangements providing for employee remuneration or benefits to which R & R is a party or by which R & R is bound. To the best of WOSGI's knowledge, all these contracts and arrangements are in full force and effect, and neither
R & R nor any other party is in default under them. To the best knowledge of WOSGI, there have been no claims of defaults and there are no facts or conditions which if continued, or on notice, will result in a default under these contracts or arrangements. To the best of WOSGI's knowledge, R & R has complied in all material respects with all applicable laws for each of its employee benefit plans, including the provisions of the Employee Retirement Income Security Act ("ERISA") if and to the extent applicable.

                 q. To the best of WOSGI's knowledge, except as disclosed in Exhibit G attached hereto, there is no pending or threatened suit, action, arbitration or legal, administrative or other proceeding or governmental investigation against or affecting R & R or its business, assets or financial condition.

                 r. All reports, schedules and written documentation relative to WOSGI and its corporate subsidiaries provided by WOSGI to Westinghouse, its employees, accountants and attorneys since October 17, 1993 were accurate and complete in all material respects as of the date given and as of the date of this Agreement, with the understanding that WOSGI has historically made, and anticipates again making, year end adjustments in accordance with generally accepted accounting principles.

         10. Representations of Westinghouse. As of the date hereof, Westinghouse hereby represents and warrants as follows:

                 a. Westinghouse is a corporation duly organized, existing and in good standing under the laws of the Commonwealth of Pennsylvania and is duly qualified to carry on its business as now being conducted in the Commonwealth of Pennsylvania and the State of California. Westinghouse is the successor by merger to Westinghouse Credit Corporation.

                 b. Westinghouse is the sole legal owner and holder of the Loan and Loan Documents free and clear of all liens, security interests, participation interests and other encumbrances.

                 c. Westinghouse has not sold, assigned, conveyed or encumbered all or any part of the Loan and Loan Documents.

                 d. Westinghouse has the full right, power, capacity and authority validly to execute, deliver and perform this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Westinghouse enforceable against Westinghouse in accordance with the terms of this Agreement.

                 e. The individual executing this Agreement on behalf of Westinghouse is duly authorized to execute this Agreement and to bind Westinghouse to consummate the transaction contemplated hereby. The execution and delivery of this Agreement do not require the consent of any person, agency or entity not a party to this Agreement.

                 f. This Agreement does not violate the terms of any other contract or instrument to which Westinghouse is a party or by which Westinghouse is bound.

                 g. There are no actions or proceedings pending or threatened to liquidate, arrange, place in bankruptcy or appoint a receiver for or dissolve Westinghouse.

                 h. To the extent that it reasonably relates to this Agreement or R & R, Westinghouse agrees to cooperate with Westwood One in Westwood One's preparation of the consolidated Westwood One tax return for the period ending October 31, 1993 and to provide such information and documentation as is reasonably requested to accomplish same.

       11. Conditions Precedent to Closing. The respective obligations of Westinghouse and WOSGI under this Agreement shall be subject to the following conditions:

                 a. The representations and warranties made by, respectively, WOSGI and Westinghouse in, respectively, Sections 9 and 10 hereof shall be deemed to have been made again at and as of the Closing and shall be true and correct on and as of Closing.

                 b. There will not be pending any litigation, proceeding or investigation, including, but not limited to, any bankruptcy, arrangement, reorganization or insolvency proceeding, against or involving Westinghouse or WOSGI which would materially and adversely affect Westinghouse's or WOSGI's ability to consummate Closing.

                 c. Westinghouse and WOSGI each shall execute or have executed, and deliver or have delivered, all documents, and shall take or have taken all other actions, required of WOSGI pursuant to Sections 12 through 15 hereof.

         12. Payment of Consideration for Transfer. At Closing, Westinghouse shall cancel and terminate the Loan and Loan Documents by execution and delivery to WOSGI of the following documents (collectively the "Loan Release Documents"):

                 a. The original Amended and Restated Secured Promissory Note dated October 17, 1993 made by WOSGI, marked "Paid In Full".

                 b. UCC-2 Termination Statements for all UCC-1s of record reflecting Westinghouse Credit Corporation as secured party and Westwood One, WOSGI, Westwood One-LA and/or R & R as debtor(s), executed by Westinghouse.

                 c. The original Contingent Payment Obligation dated March 16, 1989 marked "Cancelled".

                 d. The original certificate for all shares of capital ,stock of WOSGI pledged to Westinghouse by Westwood One, with attached assignment executed by Westinghouse to Barclays Bank PLC ("Barclays").

         13. Transfer of Property. At Closing, WOSGI shall (a) pay to Westinghouse the WOSGI Net Cash by cashier's check payable to the order of Westinghouse and (b) transfer and assign to Westinghouse the WOSGI Personal Property and the R & R Stock by execution and/or delivery to Westinghouse of the following instruments and documents in form and content satisfactory to Westinghouse (collectively the "Transfer Documents"):

                 a. Bill of Sale and Assignment for all of the WOSGI Personal Property, executed by WOSGI.

                 b. The original certificate(s) for all of the R & R Stock, with attached assignment to Westinghouse, executed by WOSGI.

         14. Consent to Agreement. At Closing, WOSGI shall have caused Barclays to have executed and delivered, for delivery to Westinghouse at Closing, a written consent to this Agreement and cancellation of the intercreditor agreement between Barclays and Westinghouse (the "Barclays Consent"), in form and content acceptable to Westinghouse.

         15. Additional Documents and Actions. At Closing, Westinghouse and WOSGI shall each deliver or have delivered the following additional documents, and/or take or have taken the following further actions:

                 a. WOSGI shall deliver to Westinghouse the originals of all documents and instruments evidencing or supporting WOSGI's right, title or interest in each and every item of WOSGI Personal
Property.

                 b. WOSGI shall deliver to Westinghouse all of the books, records, ledgers, minute books, stock books, stock ledgers, documents, correspondence and other written or computer stored business records in the possession of WOSGI which relate to R & R and its operations.

                 c. WOSGI and Westinghouse shall each have delivered to the other a certified copy of the resolution of their respective Boards of WOSGI authorizing the transaction provided for in this Agreement, including, but not limited to, the transfer of the WOSGI Net Cash and the R & R Stock.

         16. Definition of Closing. All of the actions described in Sections 12 through 15 shall be deemed to have been taken simultaneously, none of such actions shall be deemed to have been taken unconditionally until all of such actions have been fully performed, and all of such actions are collectively referred to herein as "Closing."

         17. Closing costs and Expenses. WOSGI and Westinghouse shall each pay their own attorney's, accountant's fees and other related costs and expenses incurred in connection with the transaction provided for in this Agreement.

         18.     Post-Closing Audit.

                 a. The acceptance by Westinghouse at the Closing of payment of the WOSGI Net Cash shall not be deemed to constitute Westinghouse's approval of WOSGI's determination and computation of the WOSGI Net Cash, and such acceptance by Westinghouse shall be without prejudice to Westinghouse's right to audit WOSGI's and Westwood One's books and records as hereinafter provided.

                 b.       Westinghouse shall have the right, on forty-eight
(48) hours advance written notice to be given no earlier than November 30, 1993 to Westwood One and WOSGI, to audit the books, records and supporting documentation of Westwood One, WOSGI and WOSGI's subsidiaries concerning WOSGI's determination and calculation of WOSGI Net Cash. In connection with such audit, Westinghouse shall be permitted reasonable access, consistent with the schedule set forth in subsection (c) following, to all materials, including, but not limited to, original transaction documents, relevant to (i) the August 31, 1993 WOSGI financial statement, (ii) all transactions subsequent to August 31, 1993 and (iii) all transactions prior to August 31, 1993 which would reflect consistency or inconsistency in WOSGI's accounting treatment of any transaction reported on the August 31, 1993 financial statement or occurring subsequent hereto, as available.

                 c. Westwood One and WOSGI shall make available to Westinghouse and its auditors (i) commencing no earlier than December 6, 1993 or five (5) working days after Westwood One approves the October 31, 1993 R & R financial statements, all books, records and supporting material of Westwood One and WOSGI for the period through October 31, 1993 and (ii) commencing December 15, 1993, all books, records and supporting material of Westwood One and WOSGI for the period from November 1, 1993 through the Closing.

                 d. WOSGI and Westwood One each covenants that the officers, employees and accountants of WOSGI and Westwood One will cooperate fully with Westinghouse and its auditors in connection with the post-Closing audit to be conducted by Westinghouse pursuant to this Section 18.

                 e. Westinghouse agrees that the results of the post-Closing audit, which shall include a schedule of proposed adjustments, will be provided in writing to Westwood One and WOSGI within twenty (20) days of the completion of the final audit report and schedule of proposed adjustments. Westwood One and WOSGI shall have thirty (30) days following receipt of such final audit report and schedule of proposed adjustments to respond in writing to the proposed adjustments; such response by Westwood One and WOSGI shall specify (i) the adjustments with which Westwood One and WOSGI agree and (ii) the adjustments with which Westwood One and WOSGI disagree together with the reasons for their disagreement. Within fifteen (15) days following Westinghouse's receipt of Westwood One's and WOSGI's written response, representatives of Westinghouse, on one hand, and Westwood One and WOSGI, on the other, shall confer in person or telephonically for the purpose of reaching, if possible, mutual agreement as to the amount of a final adjustment, if any, to the WOSGI Net Cash due Westinghouse.

                 f. If Westinghouse, Westwood One and WOSGI are unable to reach a mutual agreement within the time specified in subsection e. above, the amount of any undisputed adjustments, if any, shall be paid by Westwood One and WOSGI to Westinghouse and all disputed adjustments shall either (i) if Westinghouse, Westwood One and WOSGI mutually agree, be referred to a qualified, neutral accountant for a final binding decision based on materials presented in writing by the parties or (ii) if Westinghouse, Westwood One and WOSGI are unable to agree, referred to a retired judge as provided for in
Section 19 of this Agreement. Westwood One and WOSGI shall be jointly and severally liable for any additional amounts of WOSGI Net Cash determined to be due Westinghouse.

         19.     Reference Agreement.

                 a. This Section 19 constitutes a reference agreement as that term is used in Section 638 of the California Code of Civil Procedure ("C.C.P."), and the provisions of this Section 19 are binding on the parties hereto except to the extent they agree otherwise in writing. Any litigation commenced by either party concerning the negotiation, interpretation, validity, performance or breach of this Agreement will be conducted in Los Angeles County (the "County") by a reference made pursuant to C.C.P. Section 638. The reference will be to a retired judge of the County ("Referee") who will try all issues in the action, both of fact and of law and both legal and equitable, and will report a statement of decision that will stand as the decision of the Superior Court of the County pursuant to C.C.P. Section 644. If the parties cannot agree on the identity or compensation of the Referee, the court will select and appoint him or her and will determine his or her compensation; however, the parties may obtain the disqualification of anyone appointed as Referee on the same basis and under the same procedures by which they could obtain disqualification of a sitting judge, including the procedures of C.C.P.
Section 170.6 regarding peremptory challenges. The parties to the reference shall each pay half of the Referee's fees and of any administrative costs associated with the reference, and those payments may not be recovered as costs under C.C.P. Section 1032 or otherwise.

                 b. The trial and all pretrial proceedings, including discovery, will be conducted in accordance with the C.C.P., the California Rules of Court and the rules of the Superior Court of the County, and the Referee will apply the substantive law of California. However, the parties may agree, or the Referee may order them, to follow informal procedures for the resolution of pretrial motions and discovery disputes. The Referee will schedule the trial for consecutive dates, except for weekends and holidays.
All proceedings before the Referee will be reported by a certified shorthand reporter agreed to by the parties or, if they cannot agree, appointed by the Referee. The parties will each pay half of the reporter's usual daily charges (i.e., the cost for the reporter's attendance without preparation of a transcript), and those payments may not be recovered as costs under C.C.P.
Section 1032 or otherwise. Payment for and recovery of the reporter's charges for the preparation of transcripts will be as provided in the C.C.P. and California decisional law.

                 c. Upon the demand of any party, all relevant parties will promptly execute any documents reasonably necessary to invoke the court's reference power pursuant to C.C.P. Section 638. If a party, without substantial justification, fails to comply with such a demand, that party will be liable to the other party or parties for all costs, including reasonable attorney's fees, incurred by the other party or parties in obtaining an order of reference from the court. When it makes its order of reference, the court will also award reasonable attorney's fees and costs if authorized by this Section 19 and will order immediate payment of the amount awarded. Any such payment will not
be recoverable as costs under C.C.P. Section 1032 or otherwise.     Except as
otherwise provided herein, the prevailing party in the reference proceeding will recover its reasonable attorneys' fees and costs to the full extent permitted by California statutory and decisional law.

                 d. The Referee (or the court, if no referee has been appointed) will resolve all disputes concerning the interpretation of this
Section 19, its application to disputes or procedures not specifically described herein, or the Referee's powers. If any portion of this Section
19 is declared unenforceable or becomes unenforceable because of changes in the law, the remainder of its provisions will remain fully effective. If the reference procedures of C.C.P. Section 638 are no longer available when a dispute arises, the parties will not be obligated to pursue other forms of alternative dispute resolution but may seek relief in the Superior Court of the County to the same extent as if they had not entered into a reference agreement. Any party may enforce the provisions of this Section 19 by any method allowed by the rules and practices of the Superior Court of the County, including the filing of a complaint and/or petition with the court. Any order of reference will include all of the provisions of this Section 19.

                 e. ALL PARTIES HEREBY WAIVE THEIR RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, AND THEY AGREE THAT THE COUNTY WILL BE THE VENUE FOR ANY LITIGATION ARISING UNDER THIS AGREEMENT. THE AGREEMENTS CONTAINED IN THIS SECTION 19 WILL REMAIN IN EFFECT EVEN IF THE REFERENCE PROCEDURES DESCRIBED IN THIS SECTION 19 ARE NOT FOLLOWED, ARE DECLARED UNENFORCEABLE, OR ARE OTHERWISE UNAVAILABLE. BY THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THEY HAVE REVIEWED THIS SECTION 19 AND HAVE HAD THE OPPORTUNITY TO SEEK INDEPENDENT LEGAL ADVICE AS TO ITS MEANING AND EFFECT.


WESTINGHOUSE________     WESTWOOD ONE________        WOSGI________

WESTWOOD ONE-LA________  R & R________

         20.     Indemnification.

                 a. Westinghouse, on one hand, and WOSGI, Westwood One and Westwood One-LA, jointly and severally on the other, each agree to indemnify and hold the other harmless from and against all claims, demands, debts, dues, liabilities, actions, causes of action, costs and expenses (including reasonable attorneys' fees) which may be asserted against or paid or incurred by the indemnified party for, on account of, or in connection with any of the following:

                          (i)     Breach by the indemnifying party of the
payment obligations under Section 18 and 19 hereof.

                          (ii)    Breach by the indemnifying party of any of
its covenants contained in Sections 18, 19 and 24 hereof.

                 b. Westinghouse and WOSGI each agree to indemnify and hold the other harmless from and against all claims, demands, debts, dues, liabilities, actions, causes of action, costs and expenses (including reasonable attorneys' fees) which may be asserted against or paid or incurred by the indemnified party for, on account of, or in connection with any breach by the indemnifying party of any of its representations and warranties contained in Sections 9, 10 or 21.

         21. Brokerage. WOSGI and Westinghouse each warrant and represent to the other that no agent, broker or finder has acted for the warranting party in connection with this Agreement or is entitled to compensation on account of the transaction provided for in this Agreement.

         22. Amendment. This Agreement may not be modified, amended, or discharged, and no provision hereof may be waived, except by an instrument in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge, or waiver is sought.

         23. Notices. All notices, waivers, approvals, consents, demands, requests or other communications (collectively, "Notices") which may be or are required to be given, served, or sent by any party hereto to the other party hereto pursuant to, or in connection with, this Agreement shall be in writing and shall be hand delivered, sent by Federal Express, Purolator, or similar overnight service, or mailed by first class, registered, or certified mail, return receipt requested, or transmitted by telegram, telex, or telecopy, addressed as follows:

         If to WOSGI, Westwood             Westwood One, Inc.
         One or Westwood One-LA:           9540 Washington Boulevard
                                           Culver City, California 90232
                                           Attention:  President

         With a Copy to:                   Kaye, Scholer, Fierman,
                                             Hays & Handler
                                           901 Fifteenth Street, N.W.
                                           Suite 1100
                                           Washington, D.C. 20005
                                           Attention: Jason L. Shrinsky, Esq.

         If to R & R:                      Radio & Records, Inc.
                                           1930 Century Park West
                                           Los Angeles, California 90067
                                           Attention: President

         If to Westinghouse:               Westinghouse Electric Corporation
                                           Financial Services Business Unit
                                           One Oxford Centre - 301 Grant Street
                                           Pittsburgh, Pennsylvania 15219
                                           Attention:

         With a Copy to:                   Poindexter & Doutre, Inc.
                                           624 South Grand Avenue, Suite 2420
                                           Los Angeles, California 90017-3361
                                           Attention: James P. Drummy, Esq.

Each party may designate by Notice in writing, at least five (5) business days before its effective date, a new address or addresses to which any Notice may thereafter be given, served or sent. Each Notice which is given, served, or sent in the manner specified in this Section 23 shall be deemed to have been given and received as of the date it is delivered (with the return receipt, the delivery receipt, or, with respect to a telex, the answer back being deemed conclusive evidence of such delivery) or as of the date on which delivery is refused or unclaimed by the addressee upon presentation. Notwithstanding any other provision of this Section 23 the validity, operation and effect of an original Notice properly given to a party in accordance with this Section 23 shall not be adversely affected in any manner by any failure or delay in the giving or receipt of a copy thereof.

         24. Cooperation. The parties covenant and agree that each will, promptly following written request from the other party, execute such other and further documents and instruments, and take such action, as may be reasonably requested in order to carry out the purpose and intent of, and the transactions contemplated by, this Agreement.

         25. Parties Bound. All terms, conditions, covenants, warranties, representations, agreements, undertakings, and obligations hereunder shall be binding upon and inure to the benefit, of the parties hereto and their respective heirs, legal representatives, successors and assigns.

         26. Survival. All provisions of this Agreement shall survive the Closing, the provisions of any and all obligations set forth in documents delivered at Closing shall survive, and not be merged in, Closing.

         27. Waiver. Neither the waiver by either of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

         28. Entire Agreement. This Agreement, including the exhibits hereto and the related documents referred to herein which are an integral part hereof, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings, including, but not limited to, the Option Agreement, with respect to the matters provided for herein. No agreements, representations or warranties have been made by the parties hereto except as specifically set forth in this Agreement, and in particular, no oral or written expression, or non-verbal conduct of a person intended by such person as a substitute for oral or written expression, will be attributed to any party hereto as an agreement or a warranty or representation, except as specifically set forth in this Agreement.

         29. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of this person or entity may require.

         30. Headings. Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

         31. Applicable Law. This Agreement shall be given effect and construed by application of the law of the State of California without regard to principles of conflicts of laws.

         32. Authority. The individuals executing this Agreement on behalf of parties hereto each represents and warrants that such individuals is authorized to enter into and execute this Agreement on behalf of the party for which he or she is signing, that the appropriate corporate resolutions or other consents have been passed and/or obtained, and that this Agreement is binding on the party for which he or she is signing.

         33. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same Agreement.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                           WESTINGHOUSE ELECTRIC CORPORATION,
                                           a Pennsylvania corporation

                                           By:    JAMES P. DRUMMY
                                               -----------------------
                                                  James P. Drummy
                                           Title: Vice President


                                           WESTWOOD ONE STATIONS GROUP, INC.,
                                           a Delaware corporation

                                           By:      ERIC R. WEISS
                                               -----------------------
                                                    Eric R. Weiss
                                           Title: Senior Vice President


                                           WESTWOOD ONE, INC.,
                                           a Delaware corporation

                                           By:      ERIC R. WEISS
                                               -----------------------
                                                    Eric R. Weiss
                                           Title: Senior Vice President

                                           WESTWOOD ONE STATIONS-LA, INC.,
                                           a Delaware corporation

                                           By:        ERIC R. WEISS
                                               ---------------------------
                                                      Eric R. Weiss
                                           Title: Senior Vice President


                                           RADIO & RECORDS, INC.,
                                           a California corporation

                                           By:        ERIC R. WEISS
                                               ---------------------------
                                                      Eric R. Weiss
                                           Title: Senior Vice President